Exhibit 10.1

AMENDMENT NO. 9 TO CREDIT AGREEMENT

This AMENDMENT NO. 9 TO CREDIT AGREEMENT (this “Amendment”) is entered into as of November 8, 2019 by and among FLUENT, INC. (f/k/a Cogint, Inc.), a Delaware corporation, as parent (the “Parent”), FLUENT, LLC, a Delaware limited liability company (“Borrower”), the other borrower parties party hereto (together with the Parent and the Borrower, the “Borrower Parties”), WHITEHORSE FINANCE, INC., as the Administrative Agent (in such capacity, together with its successors and assigns, the “Administrative Agent”), and the lenders party hereto (collectively, the “Lenders”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Amended Credit Agreement (as defined below).

RECITALS

A.     The Borrower, the Parent, the Administrative Agent and the Lenders, together with the persons party thereto from time to time as Guarantors, are party to that certain Credit Agreement, dated as of December 8, 2015, as amended by that certain Limited Consent and Amendment No. 1 to Credit Agreement, dated as of June 8, 2016, that certain Limited Consent and Amendment No. 2 to Credit Agreement, dated as of September 30, 2016, that certain Amendment No. 3 to Credit Agreement, dated as of January 19, 2017, that certain Amendment No. 4 to Credit Agreement, dated as of August 7, 2017, that certain Amendment No. 5 to Credit Agreement, dated as of November 3, 2017, that certain Limited Consent and Amendment No. 6 to Credit Agreement, dated as of March 26, 2018, that certain Amendment No. 7 to Credit Agreement, dated as of September 10, 2018, that certain Amendment No. 8 to Credit Agreement, dated as of October 12, 2018 and that certain Limited Consent and Waiver to Credit Agreement, dated as of June 17, 2019 (the “Credit Agreement” and, as amended by this Amendment, the “Amended Credit Agreement”).

B.     The Borrower Parties have requested that the Majority Lenders and the Administrative Agent, and the Majority Lenders and the Administrative Agent have agreed to, amend certain financial covenants in the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.     Amendments to Credit Agreement. Subject to the conditions set forth below, and in reliance on the representations, warranties, covenants and other agreements contained herein, the Administrative Agent and the Lenders party hereto (together, the “Lender Parties”) hereby agree that:

(a)     The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Applicable Margin” shall mean (a) for the period from the Ninth Amendment Effective Date until (but excluding) the first Business Day following the date on which the first Compliance Certificate following the Ninth Amendment Effective Date is delivered to the Administrative Agent pursuant to Section 7.3, the applicable per annum rate of interest set forth below as Pricing Level I and (b) for the period on and after the first Business Day following the date on which the first Compliance Certificate following the Ninth Amendment Effective Date is delivered to the Administrative Agent for the most recently ended fiscal quarter pursuant to Section 7.3, a per annum rate of interest based on the Total Leverage Ratio set out below, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 7.3:

Pricing Level	Total Leverage Ratio	Base Rate Advances	Eurodollar Advances
I	≤ 2.50	6.00%	7.00%
II	> 2.50	6.50%	7.50%

Any increase or decrease in the Applicable Margin resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate for any fiscal quarter is delivered to the Administrative Agent pursuant to Section 7.3; provided, however, that, if a Compliance Certificate is not delivered to the Administrative Agent when due in accordance with such Section, then Pricing Level II shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall remain in effect until the first Business Day after the date on which such Compliance Certificate is delivered to the Administrative Agent.

In the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.3 is inaccurate, and such inaccuracy, if corrected, would have led to the imposition of a higher Applicable Margin for any period than the Applicable Margin applied for that period, then (i) the Borrower shall immediately deliver to Administrative Agent a corrected financial statement and a corrected Compliance Certificate for that period (the date on which such corrected financial statements and corrected Compliance Certificate are delivered, the “Corrected Financials Date”), (ii) the Applicable Margin shall be determined based on the corrected Compliance Certificate for that period and (iii) the Borrower shall immediately pay to Administrative Agent (for the account of the Lenders that hold the Commitments and Loans at the time such payment is received, regardless of whether those Lenders held the Commitments and Loans during the relevant period) the accrued additional interest owing as a result of such increased Applicable Margin for that period; provided that, for the avoidance of doubt, any deficiency shall be due and payable as at such Corrected Financials Date and no default under Section 9.1(b) shall be deemed to have occurred with respect to such deficiency prior to such date. This paragraph shall not limit the rights of Administrative Agent or the Lenders with respect to Article 9 hereof, and shall survive the termination of this Agreement until the payment in full in cash of the aggregate outstanding principal balance of the Loans.

(b)     Section 1.1 of the Credit Agreement is hereby amended by adding the following defined term in appropriate alphabetical order:

“Ninth Amendment Effective Date” means November 8, 2019.

(c)     The definition of “Working Capital” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Working Capital” shall mean, for any Person at any date, its consolidated current assets (excluding cash (including cash that is received from AdParlor clients for media reimbursement and owing to third party media suppliers) and Cash Equivalents) at such date minus its consolidated current liabilities (excluding the current portion of long term debt and Capitalized Lease Obligations) at such date.

(d)     Section 2.4(a)(i)(B) of the Credit Agreement is hereby amended by replacing the words “thirty-six (36)” with the words “forty-eight (48)”.

(e)     Section 2.4(a)(i)(C) of the Credit Agreement is hereby amended by replacing the words “thirty-six (36)” with the words “forty-eight (48)” and replacing the words “forty-eight (48)” with the words “sixty (60)”.

(f)     Section 2.4(a)(ii)(B) of the Credit Agreement is hereby amended by replacing the words “thirty-six (36)” with the words “forty-eight (48)”.

(g)     Section 2.4(a)(ii)(C) of the Credit Agreement is hereby amended by replacing the words “thirty-six (36)” with the words “forty-eight (48)” and replacing the words “forty-eight (48)” with the words “sixty (60)”.

(h)     Section 8.8 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 8.8     Minimum EBITDA.     The Borrower Parties shall not permit EBITDA of Parent and its Subsidiaries to be less than the amount specified below for the immediately preceding twelve (12) month period ended as of the date specified below. Notwithstanding anything contained herein to the contrary, (i) the Borrower Parties shall not be required to comply with the minimum EBITDA level set forth in this Section 8.8 (as in effect immediately prior to the Ninth Amendment Effective Date) for the fiscal quarter ending September 30, 2019 and (ii) following the consummation of any Permitted Acquisition, the minimum EBITDA levels required pursuant to this Section 8.8 shall be calculated on a Pro Forma Basis.

Date	Minimum EBITDA
October 31, 2019	$24,700,000
November 30, 2019	$22,200,000
December 31, 2019	$21,400,000
January 31, 2020	$20,500,000
February 29, 2020	$20,100,000
March 31, 2020	$19,200,000
April 30, 2020	$18,800,000
May 31, 2020	$18,200,000
June 30, 2020	$16,500,000
July 31, 2020	$16,400,000
August 31, 2020	$17,300,000
September 30, 2020	$18,700,000
October 31, 2020	$19,700,000
November 30, 2020	$20,500,000
December 31, 2020	$20,900,000
March 31, 2021 and each fiscal quarter thereafter	$20,800,000

(i)     Section 8.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 8.9     Total Leverage Ratio.     The Borrower Parties shall not permit the Total Leverage Ratio to be greater than the ratio specified below for the immediately preceding twelve (12) month period ended as of the last day of each fiscal quarter specified below. Notwithstanding anything contained herein to the contrary, the Borrower Parties shall not be required to comply with the Total Leverage Ratio level set forth in this Section 8.9 (as in effect immediately prior to the Ninth Amendment Effective Date) for the fiscal quarter ending September 30, 2019.

Quarter Ending	Total Leverage Ratio
December 31, 2019	2.75 to 1.00
March 31, 2020	2.75 to 1.00
June 30, 2020	3.00 to 1.00
September 30, 2020	2.75 to 1.00
December 31, 2020	2.25 to 1.00
March 31, 2021 and each fiscal quarter thereafter	2.25 to 1.00

(j)     Section 8.10 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Section 8.10     Fixed Charge Coverage Ratio.     The Borrower Parties shall not permit the Fixed Charge Coverage Ratio to be less than the ratio specified below for the immediately preceding twelve (12) month period ended as of the last day of each fiscal quarter specified below. Notwithstanding anything contained herein to the contrary, following the consummation of any Permitted Acquisition, the components of the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis.

Quarter Ending	Fixed Charge Coverage Ratio
September 30, 2019	2.06 to 1.00
December 31, 2019	1.96 to 1.00
March 31, 2020	1.79 to 1.00
June 30, 2020	1.57 to 1.00
September 30, 2020	1.82 to 1.00
December 31, 2020	2.08 to 1.00
March 31, 2021 and each fiscal quarter thereafter	2.10 to 1.00

SECTION 2.     Representations and Warranties of the Borrower Parties. The Borrower Parties represent and warrant that:

(a)     The Borrower Parties have the power and have taken all necessary action, corporate or otherwise, to authorize them to execute, deliver, and perform their respective obligations under this Amendment in accordance with the terms hereof and to consummate the transactions contemplated hereby. This Amendment has been duly executed and delivered by the Borrower Parties, and is a legal, valid and binding obligation of the Borrower Parties, enforceable in accordance with its terms except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditor’s rights generally or by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

(b)     All of the representations and warranties of the Borrower Parties under this Amendment and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable) as of the date hereof, except for such representations and warranties made as of a specific date, which are true and correct in all material respects (without duplication of any materiality qualifier contained herein or therein, as applicable) as of such date, and there exists no Default or Event of Default, in each case after giving effect to this Amendment.

(c)     The execution, delivery, and performance of this Amendment in accordance with its terms do not and will not (i) violate any Applicable Law in any material respect, (ii) conflict with, result in a breach of or constitute a default under the certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents of any Borrower Party or under any Material Contract, or (iii) result in or require the creation or imposition of any Lien upon or with any assets or property of any Borrower Party except Permitted Liens. Additionally, each Borrower Party and each Subsidiary of a Borrower Party is otherwise in compliance, in all material respects, with all Applicable Laws and with all of the provisions of its certificate of incorporation or formation, by-laws, partnership agreement, operating agreement or other governing documents.

SECTION 3.     Effectiveness. This Amendment shall be effective at the time that each of the conditions precedent set forth in this Section 3 shall have been met:

(a)     Amendment. The Administrative Agent shall have received duly executed counterparts of this Amendment signed by the Borrower Parties and the Lenders constituting Majority Lenders.

(b)     Payment of Fees and Expenses. The Borrower Parties shall have paid:

(i)     an amendment fee to the Administrative Agent, for the benefit of the Lender Group, in an aggregate amount equal to $204,260.00; and

(ii)     all reasonable and documented out-of-pocket fees and expenses of the Administrative Agent and its professional advisors (including, without limitation, Latham & Watkins LLP) due and payable pursuant to Section 10.2 of the Amended Credit Agreement.

(c)     Representations and Warranties. The representations and warranties contained herein shall be true, correct and complete.

SECTION 4.     Reference to and Effect upon the Loan Documents.

(a)     Except as expressly modified hereby, all terms, conditions, covenants, representations and warranties contained in the Amended Credit Agreement and the other Loan Documents, and all rights of the Lender Parties and all of the Obligations, shall remain in full force and effect. Each of the Borrower Parties hereby confirms that the Amended Credit Agreement and the other Loan Documents are in full force and effect and that, as of the date hereof, no Borrower Party has any right of setoff, recoupment or other offset or any defense, claim or counterclaim with respect to any of the Obligations, the Amended Credit Agreement or any other Loan Document.

(b)     Except as expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not directly or indirectly (i) constitute a consent or waiver of any past, present or future violations of any provisions of the Amended Credit Agreement, this Amendment or any other Loan Document or (ii) amend, modify or operate as a waiver of any provision of the Amended Credit Agreement or any other Loan Documents or any right, power or remedy of any Lender Party.

(c)     From and after the date hereof, (i) the term “Agreement” in the Credit Agreement, and all references to the Credit Agreement in any Loan Document, shall mean the Amended Credit Agreement and (ii) the term “Loan Documents” in the Amended Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(d)     Neither the Administrative Agent nor any other Lender Party has waived, is by this Amendment waiving or has any intention of waiving (regardless of any delay in exercising such rights and remedies), any Default or Event of Default which may be continuing on the date hereof or any Default or Event of Default which may occur after the date hereof, and no Lender Party has agreed to forbear with respect to any of its rights or remedies concerning any Defaults or Events of Default, which may have occurred or are continuing as of the date hereof, or which may occur after the date hereof.

(e)     This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Amended Credit Agreement or any other Loan Document.

SECTION 5.     General Release; Indemnity; Covenant Not To Sue.

(a)     In consideration of, among other things, the execution and delivery of this Amendment by the Administrative Agent and Lenders signatory hereto, the Borrower Parties, on behalf of themselves and their respective agents, representatives, officers, directors, advisors, employees, subsidiaries, affiliates, successors and assigns (collectively, “Releasors”), hereby forever waive, release and discharge, to the fullest extent permitted by law, each Releasee (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, rights of set-off and recoupment), actions, causes of action, suits, debts, accounts, interests, liens, promises, warranties, damages and consequential damages, demands, agreements, bonds, bills, specialties, covenants, controversies, variances, trespasses, judgments, executions, costs, expenses or claims whatsoever (collectively, the “Claims”) that such Releasor now has or hereafter may have, of whatsoever nature and kind, whether known or unknown, whether now existing or hereafter arising, whether arising at law or in equity, against any or all members of the Lender Group, any of the foregoing parties in any other capacity and each of their respective affiliates, subsidiaries, shareholders and “controlling persons” (within the meaning of the federal securities laws), and their respective successors and assigns and each and all of the officers, directors, employees, agents, attorneys and other representatives of each of the foregoing (collectively, the “Releasees”), in each case based in whole or in part on facts, whether or not now known, existing on or before the date hereof, in each case that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among the Borrower and the other Borrower Parties, on the one hand, and any or all members of the Lender Group, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of the Borrower Parties, on the one hand, and the members of the Lender Group, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof. The receipt by the Borrower or any other Borrower Party of any Loans or other advances made by any member of the Lender Group after the date hereof shall constitute a ratification, adoption and confirmation by such party of the foregoing general release of all Claims against the Releasees which are based in whole or in part on facts, whether or not now known or unknown, existing on or prior to the date of receipt by the Borrower or any other Borrower Party of any such Loans or other advances.

(b)     The Borrower hereby agrees that it shall be obligated to indemnify and hold the Releasees harmless with respect to any and all liabilities, obligations, losses, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever incurred by the Releasees, or any of them, whether direct, indirect or consequential, arising from or in connection with the negotiation, preparation, execution, delivery, performance, administration and enforcement of this Amendment, the other Loan Documents or any other document executed and/or delivered in connection herewith or therewith; provided that the Borrower shall have no obligation to indemnify or hold harmless any Releasee hereunder with respect to liabilities to the extent they result from the gross negligence or willful misconduct of that Releasee as determined by a court of competent jurisdiction by a final and nonappealable judgment. If and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower agrees to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

(c)     In entering into this Amendment, the Borrower Parties have consulted with, and have been represented by, legal counsel and expressly disclaims any reliance on any representations, acts or omissions by any of the Releasees made on or before the date hereof and hereby agree and acknowledge that the validity and effectiveness of the releases set forth above do not depend in any way on any such representations, acts and/or omissions or the accuracy, completeness or validity hereof.

(d)     The Borrower Parties hereby absolutely, unconditionally and irrevocably covenants and agrees with and in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to Section 5(a) hereof. If any Releasor violates the foregoing covenant, the Borrower agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and out-of-pocket expenses incurred by any Releasee as a result of such violation.

(e)     The provisions of this Section 5 shall survive the termination of this Amendment, the other Loan Documents and payment in full of the Obligations.

SECTION 6.     Construction. This Amendment and all other agreements and documents executed and/or delivered in connection herewith have been prepared through the joint efforts of all of the parties hereto. Neither the provisions of this Amendment or any such other agreements and documents nor any alleged ambiguity therein shall be interpreted or resolved against any party on the ground that such party or its counsel drafted this Amendment or such other agreements and documents, or based on any other rule of strict construction. Each of the parties hereto represents and declares that such party has carefully read this Amendment and all other agreements and documents executed in connection herewith, and that such party knows the contents thereof and signs the same freely and voluntarily. The parties hereto acknowledge that they have been represented by legal counsel of their own choosing in negotiations for and preparation of this Amendment and all other agreements and documents executed in connection herewith and that each of them has read the same and had their contents fully explained by such counsel and is fully aware of their contents and legal effect. If any matter is left to the decision, right, requirement, request, determination, judgment, opinion, approval, consent, waiver, satisfaction, acceptance, agreement, option or discretion of any member of the Lender Group or its employees, counsel or agents in the Amended Credit Agreement or any other Loan Documents, unless otherwise expressly set forth in the Amended Credit Agreement or such Loan Document, such action shall be deemed to be exercisable by such member of the Lender Group or such other Person in its sole and absolute discretion and according to standards established in its sole and absolute discretion. Without limiting the generality of the foregoing, “option” and “discretion” shall be implied by the use of the words “if” and “may.”

SECTION 7.     Costs and Expenses. As provided in Section 10.2 of the Amended Credit Agreement, the Borrower Parties agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses, including the reasonable fees and disbursements of counsel, incurred by the Administrative Agent in connection with this Amendment.

SECTION 8.     Governing Law. All matters arising out of, in connection with or relating to this Amendment, including, without limitation, its validity, interpretation, construction, performance and enforcement (including, without limitation, any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest), shall be construed in accordance with and governed by the laws of the State of New York.

SECTION 9.     Consent to Jurisdiction. FOR PURPOSES OF ANY LEGAL ACTION OR PROCEEDING BROUGHT BY ANY MEMBER OF THE LENDER GROUP WITH RESPECT TO THIS AMENDMENT, EACH BORROWER PARTY HEREBY IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE FEDERAL AND STATE COURTS SITTING IN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND HEREBY IRREVOCABLY DESIGNATES AND APPOINTS, AS ITS AUTHORIZED AGENT FOR SERVICE OF PROCESS IN THE STATE OF NEW YORK, THE BORROWER, OR SUCH OTHER PERSON AS SUCH BORROWER PARTY SHALL DESIGNATE HEREAFTER BY WRITTEN NOTICE GIVEN TO THE ADMINISTRATIVE AGENT. THE CONSENT TO JURISDICTION HEREIN SHALL BE EXCLUSIVE; PROVIDED THAT THE LENDER GROUP, OR ANY OF THEM, RETAINS THE RIGHT TO BRING PROCEEDINGS AGAINST ANY BORROWER PARTY IN THE COURTS OF ANY OTHER JURISDICTION IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY SECURITY DOCUMENT OR THE ENFORCEMENT OF ANY JUDGMENT. THE LENDER GROUP SHALL FOR ALL PURPOSES AUTOMATICALLY, AND WITHOUT ANY ACT ON THEIR PART, BE ENTITLED TO TREAT SUCH DESIGNEE OF EACH BORROWER PARTY AS THE AUTHORIZED AGENT TO RECEIVE FOR AND ON BEHALF OF SUCH BORROWER PARTY SERVICE OF WRITS, OR SUMMONS OR OTHER LEGAL PROCESS IN THE STATE OF NEW YORK, WHICH SERVICE SHALL BE DEEMED EFFECTIVE PERSONAL SERVICE ON SUCH BORROWER PARTY SERVED WHEN DELIVERED, WHETHER OR NOT SUCH AGENT GIVES NOTICE TO SUCH BORROWER PARTY; AND DELIVERY OF SUCH SERVICE TO ITS AUTHORIZED AGENT SHALL BE DEEMED TO BE MADE WHEN PERSONALLY DELIVERED OR THREE (3) BUSINESS DAYS AFTER MAILING BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH AUTHORIZED AGENT. EACH BORROWER PARTY FURTHER IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL TO SUCH BORROWER PARTY AT THE ADDRESS SET FORTH IN THE AMENDED CREDIT AGREEMENT, SUCH SERVICE TO BECOME EFFECTIVE THREE (3) BUSINESS DAYS AFTER SUCH MAILING. IN THE EVENT THAT, FOR ANY REASON, SUCH AGENT OR ITS SUCCESSORS SHALL NO LONGER SERVE AS AGENT OF EACH BORROWER PARTY TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK, EACH BORROWER PARTY SHALL SERVE AND ADVISE THE ADMINISTRATIVE AGENT THEREOF SO THAT AT ALL TIMES EACH BORROWER PARTY WILL MAINTAIN AN AGENT TO RECEIVE SERVICE OF PROCESS IN THE STATE OF NEW YORK ON BEHALF OF SUCH BORROWER PARTY WITH RESPECT TO THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS. IN THE EVENT THAT, FOR ANY REASON, SERVICE OF LEGAL PROCESS CANNOT BE MADE IN THE MANNER DESCRIBED ABOVE, SUCH SERVICE MAY BE MADE IN SUCH MANNER AS PERMITTED BY LAW.

SECTION 10.     Consent to Venue. EACH BORROWER PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION IT WOULD MAKE NOW OR HEREAFTER FOR THE LAYING OF VENUE OF ANY SUIT, ACTION, OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT BROUGHT IN THE FEDERAL COURTS OF THE UNITED STATES SITTING IN NEW YORK COUNTY, NEW YORK, AND HEREBY IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION, OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 11.     Waiver of Jury Trial. EACH BORROWER PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER PARTY HERETO, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WAIVES, AND OTHERWISE AGREES NOT TO REQUEST, A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION, PROCEEDING OR COUNTERCLAIM OF ANY TYPE IN WHICH ANY BORROWER PARTY, ANY MEMBER OF THE LENDER GROUP OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AMENDMENT AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS AMENDMENT.

SECTION 12.     Headings. Headings used in this Amendment are for convenience only and shall not affect the interpretation of any provision hereof.

SECTION 13.     Reaffirmation. Each Borrower Party, as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in other similar capacities in which such Borrower Party grants liens or security interests in its properties or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, in any case under the Loan Documents, hereby (i) acknowledges, ratifies and confirms that all Obligations constitute valid and existing “Obligations” under the Amended Credit Agreement, and (ii) ratifies and confirms that (x) any and all Loan Documents to which it is a party and (y) all of its respective payment and performance obligations, contingent or otherwise, and all of its guarantees, pledges, grants of security interests and other similar rights or obligations, as applicable, under each of the Loan Documents to which it is party, remain in full force and effect notwithstanding the effectiveness of this Amendment to secure all of the Obligations arising under or pursuant to and as defined in the Amended Credit Agreement. Without limiting the generality of the foregoing, each Credit Party further agrees (A) that any reference to “Obligations” contained in any Loan Documents shall include, without limitation, the “Obligations” as such term is defined in the Amended Credit Agreement and (B) that the related guarantees and grants of security contained in such Loan Documents shall include and extend to such Obligations.

SECTION 14.     Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 15.     Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Amendment or any other Loan Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by Electronic Transmission shall be deemed an original signature hereto.

SECTION 16.     Assignments; No Third Party Beneficiaries. This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Borrower Parties, each member of the Lender Group and their respective successors and assigns; provided that the Borrower shall be entitled to delegate any of its duties hereunder or assign any of its rights or remedies set forth in this Amendment without the prior written consent of Administrative Agent in its sole discretion. No Person other than the Borrower, the other Borrower Parties and the Lender Group and, in the case of Section 5 hereof, the Releasees, shall have any rights hereunder or be entitled to rely on this Amendment and all third-party beneficiary rights (other than the rights of the Releasees under Section 5 hereof) are hereby expressly disclaimed.

[Signature pages to follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to be duly executed and delivered as of the date first above written.

BORROWER PARTIES:

FLUENT, LLC,

as the Borrower

By: /s/ Ryan Schulke

Name: Ryan Schulke

Title:   Chief Executive Officer

FLUENT, INC.,

as the Parent

By: /s/ Ryan Schulke

Name: Ryan Schulke

Title:   Chief Executive Officer

AMERICAN PRIZE CENTER LLC

DELIVER TECHNOLOGY LLC

FIND DREAM JOBS, LLC

FLUENT MEDIA LABS, LLC

REWARD ZONE USA LLC

REWARDSFLOW LLC

SAMPLES & SAVINGS, LLC

SEARCH WORKS MEDIA, LLC

SEA OF SAVINGS LLC

EASE WINS, LLC

MAIN SOURCE MEDIA, LLC

BIG PUSH MEDIA, LLC

HVGUS, LLC

INBOX PAL, LLC

HUNT FOR JOBS, LLC

VESEY STUDIOS, LLC

CLICKGEN, LLC

NETCREATIONS, LLC

BXY VENTURES, LLC

ADPARLOR, LLC,

each as a Subsidiary Guarantor

By: /s/ Ryan Schulke

Name: Ryan Schulke

Title:   Chief Executive Officer

WHITEHORSE FINANCE, INC.,

as Administrative Agent

By: /s/ Joyson Thomas

Name: Joyson Thomas

Title:   Authorized Signatory

H.I.G. WHITEHORSE TRINITY CREDIT, LLC,

as a Lender

By: /s/ Richard Siegel

Name: Richard Siegel

Title:   Authorized Signatory

WHITEHORSE FINANCE CREDIT I, LLC,

as a Lender

By: /s/ Joyson Thomas

Name: Joyson Thomas

Title:   Authorized Signatory

SWISS CAPITAL HYS PRIVATE DEBT FUND L.P,

as a Lender

By: /s/ Richard Siegel

Name: Richard Siegel

Title:   Authorized Signatory

WHITEHORSE ONSHORE CREDIT OPPORTUNITIES I SPV, LLC,

as a Lender

By: /s/ Richard Siegel

Name: Richard Siegel

Title:   Authorized Signatory

WHITEHORSE OFFSHORE CREDIT OPPORTUNITIES I, LLC,

as a Lender

By: /s/ Richard Siegel

Name: Richard Siegel

Title:   Authorized Signatory

H.I.G. Whitehorse SMA ABF, L.P.,

as a Lender

By: /s/ Richard Siegel

Name: Richard Siegel

Title:   Authorized Signatory